                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  PRINTRAK INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                             1250 N. TUSTIN AVENUE
                           ANAHEIM, CALIFORNIA 92807

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 29, 1998
                             ---------------------

To the Stockholders of Printrak International Inc.,

    A Special Meeting of Stockholders of Printrak International Inc. (the "Company"), will be held at the Company's offices located at 1250 N. Tustin Avenue, Anaheim, California 92807 on January 29, 1998, at 10:00 a.m., for the following purposes as more fully described in the accompanying Proxy Statement:

    (1) To consider and vote upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares issuable thereunder by 1,000,000 shares, bringing the total number of shares available for issuance thereunder to a total of 1,500,000; and

    (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only stockholders of record at the close of business on December 15, 1997 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                                      [SIG]

                                          Richard M. Giles
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 22, 1997
Anaheim, California

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                          PRINTRAK INTERNATIONAL INC.
                             1250 N. TUSTIN AVENUE
                           ANAHEIM, CALIFORNIA 92807

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Printrak International Inc., a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders ("Special Meeting") to be held on January 29, 1998, at 10:00 a.m., at 1250 N. Tustin Avenue, Anaheim, California 92807. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about December 22, 1997. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

    Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Printrak International Inc., 1250 N. Tustin Avenue, Anaheim, California 92807, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the amendment of the 1996 Stock Incentive Plan.

                               VOTING SECURITIES

    The shares of Common Stock, $.0001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on December 15, 1997 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 11,236,483 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.0001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Special Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, none of which are anticipated, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE
                   AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

    The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan (the "1996 Plan") on April 1, 1996. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in and continue to provide services to, the Company. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

    At the time of its adoption, the 1996 Plan authorized the sale of up to 500,000 shares of Common Stock. As of December 15, 1997, a total of 400 shares had been exercised and 496,550 shares were subject to outstanding options, leaving only 3,050 shares available for grant under the 1996 Plan. Subject to approval by the Company's stockholders, the Board of Directors amended the 1996 Plan on December 5, 1997 to increase the authorized number of shares of Common Stock issuable thereunder by 1,000,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of Common Stock subject to the 1996 Plan to 1,500,000.

    Approval of the amendments to the 1996 Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Special Meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1996 Plan to add 1,000,000 shares of Common Stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 PLAN.

    The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself. Copies of the 1996 Plan can be obtained by writing to the Secretary, Printrak International Inc., 1250 North Tustin Avenue, Anaheim, California 92807.

1996 PLAN TERMS

    INCENTIVE OPTIONS. Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the administrator (the "Administrator"), who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1996 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Plan of the Company and its affiliates exceeds $100,000.

    NONQUALIFIED OPTIONS OR RESTRICTED SHARES. Officers and other key employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

    In no event may any individual be granted options under the 1996 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of December 15, 1997, approximately 111 persons were currently participating in the 1996 Plan.

    The 1996 Plan may be administered by either the Board of Directors or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the 1996 Plan to the Compensation Committee, which is comprised of three non-employee directors, two of whom are eligible to participate in the 1996 Plan. Subject to the provisions of the 1996 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 1996 Plan. See "Director's Fees" regarding the annual grant of options to non-employee directors.

    The exercise price of incentive stock options must at least be equal to the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of Common Stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The exercise price of all options granted under the Plan to non-employee directors shall be 100% of the fair market value of the Common Stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company's Common Stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

    The Board may from time to time alter, amend, suspend or terminate the 1996 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Plan will terminate on March 31, 2006.

NEW PLAN BENEFITS

    Immediately upon stockholders' approval of the additional shares, Alfred Castleman, the Company's Vice President--Finance and Chief Financial Officer, will be granted options to purchase 40,000 shares at the fair market value of the Company's Common Stock as of January 29, 1998. Other than the grant to Mr. Castleman, the Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 PLAN

    The following is a summary of certain federal income tax consequences of participation in the 1996 Plan. State and local income taxes laws that may vary from the federal tax consequences described below, are not discussed.

    The 1997 Tax Act changed, among other things, the federal income tax treatment of capital gains. Generally, the federal tax rate on gains from the sale of shares of the Company's stock depends upon how long the shares have been held at the time of sale. For shares held less than 12 months, the gain ("short-term capital gain") is taxed at ordinary income tax rates. For sales made after July 28, 1997, where the shares have been held more than 12 months but less than 18 months, the gain ("mid-term capital gain") is subject to federal income tax at a maximum rate of 28 percent, and for shares held more than 18 months, the gain ("long-term capital gain") is subject to federal income tax at a maximum rate of 20 percent.

    INCENTIVE OPTIONS. No taxable income will be recognized by an optionee under the 1996 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize mid-term or long-term capital gain or loss (depending upon whether the shares were held for more than 12 months or more than 18 months after exercise) at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of that taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition, to the extent recognizable under current tax laws, will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term, mid-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year but less than 18 months for mid-term capital gains and more than 18 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disqualifying disposition. The differences between the option price and the fair market value of the shares acquired at the time of exercise of an incentive stock option will be an item of tax preference for purposes of computing the alternative minimum tax under Section 55 of the Code.

    NONQUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied. The optionee's basis in the shares acquired will be increased by the amount of ordinary income recognized. Any subsequent gain or loss recognized upon the sale of the shares will be treated as a capital gain or loss if the shares have been held for more than the applicable statutory holding period. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will qualify for long-term, mid-term or short-term capital gain or loss treatment if the shares have been held for more than the applicable statutory holding period (which currently is more than one year but less than 18 months for mid-term capital gains and more than 18 months for long-term capital gains).

    RESTRICTED STOCK. The receipt of restricted stock will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer. If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares.

TAX WITHHOLDING

    Under the 1996 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation earned during the fiscal year ended March 31, 1997, by the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of such year and whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers"), and Charles L. Smith, the Chief Operating Officer, who retired prior to the end of the last completed fiscal year.

                                                                                ANNUAL
                                                                             COMPENSATION
                                                                        ----------------------
NAME AND PRINCIPAL POSITION(1)                                            SALARY      BONUS
----------------------------------------------------------------------  ----------  ----------
Richard M. Giles,
  Chief Executive Officer.............................................  $  403,077  $  153,000

John G. Hardy,
  Senior Vice President of Operations and
  Chief Operating Officer.............................................     168,819      53,585

Kevin P. McDonnell(2)
  Chief Financial Officer.............................................     163,846      74,900

David L. McNeff,
  Vice President--Worldwide Sales.....................................     152,877      53,585

Daniel J. Driscoll
  Vice President--Engineering and Product Development.................     151,955      53,550

Charles L. Smith,
  Chief Operating Officer (Retired)...................................     121,019      77,459

------------------------

(1) Subsequent to the fiscal year ended March 31, 1997, the Company reorganized its executive team and established new titles which are not reflected herein.

(2) On July 3, 1997, Kevin P. McDonnell resigned as Chief Financial Officer and a Director of the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company entered into an employment agreement with Richard M. Giles, effective July 2, 1997, for a term expiring July 1, 2002, pursuant to which he will serve as Chief Executive Officer and President of the Company. The Employment Agreement provides for a base salary of $350,000 per year, with annual raises to be determined by the Compensation Committee. Mr. Giles may earn a performance bonus based upon the attainment of certain operating goals of the Company. For fiscal 1997, Mr. Giles' target performance bonus was One Hundred Fifty Thousand Dollars ($150,000). Such performance bonus may be increased or decreased depending on the Company's financial performance in relation to its operating income budget. Mr. Giles is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Giles' employment agreement provides for a severance benefit equal to eighteen months' base salary in the event of termination of his employment by the Company under certain circumstances.

    The Company recently entered into an employment agreement with Alfred B. Castleman, effective December 8, 1997, for a term expiring December 8, 1999, pursuant to which he will serve as Vice President--Finance and Chief Financial Officer of the Company. The Employment Agreement provides for a base salary of $190,000 per year, with annual raises to be determined by the Compensation Committee. Mr. Castleman may earn a performance bonus based upon the attainment of certain operating goals of the Company. Mr. Castleman's target performance bonus is forty percent (40%) of his base salary. Such performance bonus may be increased or decreased depending on the Company's financial performance in relation to its operating income budget. Mr. Castleman is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Castleman's employment agreement provides for a severance benefit equal to twelve months' base salary in the event of termination of his employment by the Company under certain circumstances after he has been employed with the Company for twelve months.

    The Company has agreements with a number of executive officers and several key employees which grant such officers and employees severance benefits upon termination by the Company. Such benefits range in amount from six to twelve months' base salary.

DIRECTOR'S FEES

    During fiscal 1997, the Company's outside directors received cash compensation for their services on the Company's Board of Directors. Accordingly, Mr. Smith, Mr. Simonds and Mr. Wong received $5,000, $12,000 and $7,500, respectively, during fiscal year 1997. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended.

    Pursuant to the Company's 1996 Stock Incentive Plan, each director shall receive an initial grant of 10,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 2,000 shares on each anniversary of such director's election, vesting 25% immediately and the remaining 75% over the following three years. Accordingly, in fiscal year 1997, Messrs. Simonds and Wong were each granted options to purchase 10,000 shares.

OPTION GRANTS AND EXERCISES

    No options were granted to, or exercised by, any of the Named Executive Officers during the year ended March 31, 1997. The table below identifies the options which were granted to the Named Executive Officers between March 31, 1997 and November 30, 1997:

         OPTION GRANTS BETWEEN MARCH 31, 1997 AND NOVEMBER 30, 1997(1)

                                                    % OF TOTAL
                                                  OPTIONS GRANTED
                                                   TO EMPLOYEES       EXERCISE
                                      OPTIONS     SINCE MARCH 31,       PRICE
NAME                                  GRANTED          1997            ($/SH)     EXPIRATION DATE
-----------------------------------  ---------  -------------------  -----------  ---------------
John Hardy.........................     10,000                        $   11.63         5/08/02
                                        10,000             2.1%       $    9.88         9/10/07

David McNeff.......................     25,000                        $   11.63        05/08/02
                                        25,840                        $    9.88        09/10/07
                                        24,160             8.0%       $    9.88        09/10/07

Daniel Driscoll....................     27,000                        $   11.63        05/08/02
                                       100,000            13.6%       $    9.88        09/10/07

------------------------

(1) Excludes the 60,000 options with an exercise price of $10.63 granted on December 5, 1997 to Alfred Castleman, who recently joined the Company as its Vice President--Finance and Chief Financial Officer.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    Set forth below is certain information as of November 30, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table who were employed by the Company on November 30, 1997, and (iv) all current directors and executive officers as a group.

                                                                AMOUNT AND NATURE OF
                                                                     BENEFICIAL       PERCENT OF
NAME OF BENEFICIAL OWNERS                                           OWNERSHIP(1)         CLASS
--------------------------------------------------------------  --------------------  -----------
Richard M. Giles(2)(3)........................................         5,994,600            53.4%
Barry B. White(2).............................................           732,179             6.5%
John G. Hardy(4)(5)...........................................           373,000             3.2%
David L. McNeff(6)............................................            41,550               *
Daniel Driscoll(7)............................................            37,749               *
Kenneth Simonds(8)............................................             5,500               *
Charles L. Smith(9)...........................................           389,500             3.5%
Albert Wong(10)...............................................             6,830               *
All current executive officers and directors as a group (13
  persons)(11)................................................         7,654,571            65.6%

------------------------

  * Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of December 15, 1997, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) The business address of such stockholder is c/o Printrak International Inc., 1250 North Tustin Avenue, Anaheim, CA 92807.

 (3) Includes 81,000 shares owned by the Alexander Giles Education Trust, Richard Giles Trustee and his son as beneficiary; 6,400 shares owned by Richard Giles' son, Alexander Giles; and 76,000 shares owned by The Giles Family Foundation, a California non-profit public benefit corporation, of which Richard Giles shares voting power with his spouse. Mr. Giles disclaims beneficial ownership of the above-mentioned shares. The remaining 5,831,200 shares are held by The Giles Living Trust.

 (4) Includes 273,000 shares issuable upon the exercise of an option exercisable within 60 days of December 15, 1997.

 (5) Such shares are held by the John G. and Irene P. Hardy Family Trust, of which Mr. Hardy has shared voting power.

 (6) Includes 41,550 shares issuable upon the exercise of an option exercisable within 60 days of December 15, 1997.

 (7) Includes 37,749 shares issuable upon the exercise of an option exercisable within 60 days of December 15, 1997.

 (8) Includes 5,500 shares issuable upon the exercise of an option exercisable within 60 days of December 15, 1997.

 (9) Such shares are held by Charles L. Smith and Janet Smith, as Trustees of the Smith Family Trust, of which Mr. Smith has shared voting power.

 (10) Includes 5,500 shares issuable upon the exercise of an option exercisable within 60 days of December 15, 1997.

 (11) Includes an aggregate of 428,720 shares subject to options exercisable within 60 days of December 15, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended March 31, 1997.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to submit a proposal for action at the 1998 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 15, 1998 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

    Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                                      [SIG]

                                          Richard M. Giles
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

December 22, 1997
Anaheim, California

PROXY                      PRINTRAK INTERNATIONAL INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
             SPECIAL MEETING OF THE STOCKHOLDERS - JANUARY 29, 1998

      The undersigned hereby nominates, constitutes and appoints Richard M. Giles and John G. Hardy, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PRINTRAK INTERNATIONAL INC. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders of the Company to be held at 1250 N. Tustin Avenue, Anaheim, California 92807 on January 29, 1998, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:


                   THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1


1. Amendment of the Company's 1996 Stock Incentive Plan to increase the number of shares subject thereto by 1,000,000 for a total of 1,500,000 shares of Common Stock.


                      / / FOR        / / AGAINST       / / ABSTAIN


2. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

                  IMPORTANT - PLEASE SIGN AND DATE BELOW

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN.


                                             Date
                                                  ----------------------------



                                             ---------------------------------
                                                    (Signature of stockholder)

                                             Please sign your name exactly as it
                                             appears hereon. Executors,
                                             administrators, guardians, officers
                                             of corporations and others signing
                                             in a fiduciary capacity should
                                             state their full titles as such.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.